EXHIBIT 99.4


                           CONSENT OF NOMINEE DIRECTOR
                                       OF
                             UNISERVICE CORPORATION

         The undersigned nominee for director of Uniservice Corporation (the "Company") hereby consents to the following:

         Pursuant to Rule 438 of the Securities Act of 1933, the undersigned nominee director consents to the inclusion of his name and references to him in the Registration Statement on Form SB-2 filed by the Company, with regard to becoming a director of the Company upon the effective date of the Company's initial public offering.

         Dated:  June 17, 1998.

                                             /S/ SERGIO VIVANCO
                                             ------------------------------
                                             Sergio Vivanco